UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2015, Embassy Bank for the Lehigh Valley (the “Bank”), the primary operating subsidiary of Embassy Bancorp, Inc. (the “Company”), executed a lease agreement with Orwig Property Management Center Square, LLC (the “Lessor”) for a proposed new branch office to be located at 10 N. Main Street, Nazareth, Northampton County, Pennsylvania (the “Lease”).

The Lease provides for an initial term of ten (10) years, and grants the Bank three (3) successive options to renew for a term of five (5) years each, and one (1) additional option to renew for a term of fifty-nine (59) months, at an initial annual rental amount of $60,000.00.  Pursuant to the terms of the Lease, following the initial five year term, the Lessor shall have the right to increase the minimum rent, on an annual basis, in an amount based on increases in the Consumer Price Index; provided, however, that no annual increase shall exceed three percent (3%).

The Bank anticipates commencing operations at the branch during the fourth quarter of 2015.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(b)Exhibits

Exhibit NumberDescription

10.1Lease dated September 1, 2015 by and between Embassy Bank for the Lehigh Valley and Orwig Property Management Center Square, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: September 3, 2015	By: /s/ Judith A. Hunsicker
Name: Judith A. Hunsicker
Title: Senior Executive Vice President,
Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

10.1Lease dated September 1, 2015 by and between Embassy Bank for the Lehigh Valley and Orwig Property Management Center Square, LLC.